Long Beach Mortgage Loan Trust 2006‑9
Issuing Entity

$1,471,451,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

WaMu Capital Corp.	Banc of America Securities LLC

Co-Lead Managers

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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Preliminary Term Sheet                                             Date Prepared:  October 2, 2006

$1,471,451,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006‑9

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type

I-A	420,396,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A1	329,477,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A2	142,922,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A3	244,158,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A4	86,721,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
M-1	48,643,000	AA+/Aa1	October 25, 2036	Floating Rate Subordinate
M-2	45,603,000	AA/Aa2	October 25, 2036	Floating Rate Subordinate
M-3	28,122,000	AA/Aa3	October 25, 2036	Floating Rate Subordinate
M-4	25,082,000	AA‑/A1	October 25, 2036	Floating Rate Subordinate
M-5	25,082,000	A+/A2	October 25, 2036	Floating Rate Subordinate
M-6	22,041,000	A-/A3	October 25, 2036	Floating Rate Subordinate
M-7	15,961,000	A‑/Baa1	October 25, 2036	Floating Rate Subordinate
M-8	15,961,000	BBB+/Baa2	October 25, 2036	Floating Rate Subordinate
M-9	10,641,000	BBB/Baa3	October 25, 2036	Floating Rate Subordinate
M-10	10,641,000	BBB‑/Ba1	October 25, 2036	Floating Rate Subordinate
B(3)	15,201,000	BB+/Ba2	October 25, 2036	Floating Rate Subordinate
Total	$1,486,652,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II‑A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  Long Beach Securities Corp.

Sponsor and Servicer:  Washington Mutual Bank.

Issuing Entity:  Long Beach Mortgage Loan Trust 2006‑9.  The Issuing Entity is also referred to herein as the “Trust.”

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Banc of America Securities LLC.

Trustee:  Deutsche Bank National Trust Company.

Delaware Trustee:  Deutsche Bank Trust Company Delaware.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  October 1, 2006.

Expected Pricing Date:  Week of October 2, 2006.

Expected Closing Date:  On or about October 12, 2006.

Expected Settlement Date:  On or about October 12, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in November 2006.

Final Scheduled Distribution Date:  October 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in October 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,520,092,029 of which: (i) approximately $522,231,016 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $997,861,013 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

  Approximately 9.56% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 9.65% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 9.51% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum  Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 120th Distribution Date through the 239th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to approximately 0.0765% of the aggregate principal balance of the Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”).  On and after the 240th Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.20% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 2.20% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 4.40% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in November 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 39.00%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.20% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 39.00% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
November 2008 to October 2009	1.30% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
November 2009 to October 2010	2.90% for the first month, plus an additional 1/12th of 1.65% for each month thereafter
November 2010 to October 2011	4.55% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
November 2011 to October 2012	5.85% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
November 2012 and thereafter	6.55%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	19.50%	A	39.00%
M-1	16.30%	M-1	32.60%
M-2	13.30%	M-2	26.60%
M-3	11.45%	M-3	22.90%
M-4	9.80%	M-4	19.60%
M-5	8.15%	M-5	16.30%
M-6	6.70%	M-6	13.40%
M-7	5.65%	M-7	11.30%
M-8	4.60%	M-8	9.20%
M-9	3.90%	M-9	7.80%
M-10	3.20%	M-10	6.40%
B	2.20%	B	4.40%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 4.95% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	322,447,320
2	1,255,170,197	32	308,863,680
3	1,244,649,942	33	296,133,480
4	1,232,236,154	34	283,904,074
5	1,217,938,684	35	272,284,124
6	1,201,782,617	36	256,913,559
7	1,197,567,410	37	254,752,735
8	1,191,103,358	38	232,135,443
9	1,181,847,393	39	220,132,028
10	1,169,805,759	40	208,825,848
11	1,154,568,466	41	198,061,761
12	1,135,104,817	42	187,787,292
13	1,103,765,994	43	178,028,108
14	1,070,464,760	44	169,012,469
15	1,036,859,533	45	160,474,558
16	1,004,161,940	46	153,209,126
17	972,403,848	47	146,250,350
18	941,505,766	48	138,841,184
19	912,952,337	49	130,910,272
20	885,739,661	50	123,266,910
21	851,565,336	51	116,017,868
22	819,382,754	52	109,068,874
23	788,873,532	53	102,647,079
24	513,679,117	54	96,704,698
25	476,167,667	55	91,077,854
26	437,388,361	56	85,289,904
27	403,991,234	57	79,275,870
28	378,173,022	58	73,830,659
29	356,844,632	59	68,831,195
30	338,441,739	60	64,363,090

Priority of Distributions:

I.  Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)   To pay the Coupon Strip, if applicable;

iii)  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)  To the Class M-1 Certificates current interest;

v)  To the Class M-2 Certificates current interest;

vi)  To the Class M-3 Certificates current interest;

vii)   To the Class M-4 Certificates current interest;

viii)   To the Class M-5 Certificates current interest;

ix)   To the Class M-6 Certificates current interest;

x)   To the Class M-7 Certificates current interest;

xi)   To the Class M-8 Certificates current interest;

xii)  To the Class M-9 Certificates current interest;

xiii)  To the Class M-10 Certificates current interest;

xiv)   To the Class B Certificates current interest;

xv)  Any interest distribution amounts remaining undistributed following (i) through (xiv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.  Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)  Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)  Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)   To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)   To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)   To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)   To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)   To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)  To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)  To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)   To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)  To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xvi)   To the Class M-10 Certificates until the principal balance thereof is reduced to zero;

xvii)   To the Class B Certificates until the principal balance thereof is reduced to zero;

xviii)  Any Principal Distribution amounts remaining undistributed following (i) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)   To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)  The Group I Principal Distribution Amount will be distributed as follows:

a.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.   To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)  The Group II Principal Distribution Amount will be distributed as follows:

a.   To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)  The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.   To the Class M-1 Certificates until it reaches a 32.60% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.   To the Class M-2 Certificates until it reaches a 26.60% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.   To the Class M-3 Certificates until it reaches a 22.90% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.   To the Class M-4 Certificates until it reaches a 19.60% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.   To the Class M-5 Certificates until it reaches a 16.30% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.   To the Class M-6 Certificates until it reaches a 13.40% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.   To the Class M-7 Certificates until it reaches a 11.30% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.   To the Class M-8 Certificates until it reaches a 9.20% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.   To the Class M-9 Certificates until it reaches a 7.80% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.   To the Class M-10 Certificates, until it reaches a 6.40% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);

k.   To the Class B Certificates, until it reaches a 4.40% Target Credit Enhancement Percentage (based on 2x the Class B Initial Credit Enhancement Percentage); and

l.   Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and the Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.  Monthly Excess Cashflow:

i)   As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)  To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)  To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)  To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)   To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)   To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)   To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)   To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)   To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)  To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)  To the Class B Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)   Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class B Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)   Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921
Tim O'Brien	(212) 702-6919

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Debashish Chatterjee	(212) 553-1329
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,520,092,029	$8,977	$1,300,000
Average Scheduled Principal Balance	$217,404
Number of Mortgage Loans	6,992

Weighted Average Gross Coupon	8.533%	5.500%	13.200%
Weighted Average FICO Score	639	500	817
Weighted Average Original LTV	81.76%	16.29%	100.00%
Weighted Average Combined Original LTV	89.87%	16.29%	100.00%
Weighted Average DTI	39.47%	0.76%	64.00%

Weighted Average Original Term	371 months	180 months	480 months
Weighted Average Stated Remaining Term	370 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	7 months

Weighted Average Gross Margin	5.096%	4.900%	7.990%
Weighted Average Minimum Interest Rate	8.441%	5.500%	13.200%
Weighted Average Maximum Interest Rate	14.441%	11.500%	19.200%
Weighted Average Initial Rate Cap	2.262%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	32 months	17 months	60 months

Maturity Date		August 1,2021	October 1,2046
Maximum Zip Code Concentration	0.45%	94531

Adj Rate Mortgage	81.85%	Full	52.49%
Fixed Rate Mortgage	18.15%	Limited	5.46%
		Stated	42.05%
ARM—2 Yr/6 Mth	19.00%
ARM—2 Yr/6 Mth 40 Yr	5.78%	Cash-Out Refi	42.01%
ARM—2 Yr/6 Mth IO	4.08%	Purchase	49.47%
ARM—3 Yr/6 Mth	4.04%	Rate/Term Refi	8.52%
ARM—3 Yr/6 Mth 40 Yr	1.15%
ARM—3 Yr/6 Mth IO	0.38%	Multi Family	7.24%
ARM—5 Yr/6 Mth	5.97%	Condominium	8.57%
ARM—5 Yr/6 Mth 40 Yr	1.81%	Planned Unit Development	13.41%
ARM—5 Yr/6 Mth IO	1.83%	Single Family	70.59%
Balloon—2 Yr/6 Mnth	27.46%	Townhouse	0.18%
Balloon—3 Yr/6 Mnth	3.55%
Balloon—30 Year	1.93%	Investor	8.54%
Balloon—5 Yr/6 Mnth	6.80%	Owner-Occupied	89.67%
Fixed—15 Year	0.14%	Second Home	1.79%
Fixed—20 Year	0.07%
Fixed—30 Year	15.19%	First Lien	93.75%
Fixed—40 Year	0.82%	Second Lien	6.25%

Not Interest Only	93.72%	Top 5 Locations:
Interest Only	6.28%	California	40.13%
		Florida	9.82%
Prepay Penalty: N/A	25.15%	Maryland	5.32%
Prepay Penalty: 12 months	6.65%	Texas	4.60%
Prepay Penalty: 24 months	35.42%	Illinois	4.52%
Prepay Penalty: 36 months	32.77%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	668	$23,432,507.27	1.54%	10.719%	94.20%	640	63.45%	19.29%
50,000.01—100,000.00	1,330	$100,861,111.60	6.64%	9.956%	88.51%	635	57.04%	46.55%
100,000.01—150,000.00	1,181	$147,352,468.46	9.69%	9.222%	83.71%	627	61.28%	63.14%
150,000.01—200,000.00	899	$157,519,163.49	10.36%	8.652%	81.14%	630	60.25%	78.58%
200,000.01—250,000.00	596	$134,467,814.60	8.85%	8.515%	81.14%	633	55.72%	88.72%
250,000.01—300,000.00	606	$166,978,765.47	10.98%	8.133%	80.06%	637	55.00%	84.32%
300,000.01—350,000.00	411	$133,460,948.47	8.78%	8.120%	80.27%	640	50.28%	88.76%
350,000.01—400,000.00	322	$120,174,800.85	7.91%	8.201%	81.78%	641	50.30%	89.40%
400,000.01—450,000.00	245	$104,223,705.75	6.86%	8.237%	81.23%	642	52.14%	88.52%
450,000.01—500,000.00	204	$97,340,197.05	6.40%	8.176%	80.87%	650	42.05%	90.24%
500,000.01—550,000.00	172	$90,125,045.45	5.93%	8.146%	80.91%	644	47.12%	90.71%
550,000.01—600,000.00	108	$62,403,973.19	4.11%	8.268%	82.43%	645	50.01%	91.74%
600,000.01—650,000.00	89	$55,879,709.44	3.68%	8.173%	81.23%	650	43.64%	93.26%
650,000.01—700,000.00	52	$35,034,071.41	2.30%	8.217%	79.78%	649	36.43%	96.17%
700,000.01—750,000.00	41	$29,767,887.87	1.96%	8.217%	79.64%	656	46.23%	95.18%
750,000.01—800,000.00	17	$13,232,250.87	0.87%	8.418%	79.54%	668	41.03%	88.04%
800,000.01—850,000.00	13	$10,898,560.16	0.72%	8.571%	80.41%	633	46.47%	100.00%
850,000.01—900,000.00	6	$5,266,874.83	0.35%	8.749%	78.07%	658	50.19%	82.93%
900,000.01—950,000.00	10	$9,327,412.43	0.61%	8.813%	74.38%	638	30.01%	89.88%
950,000.01—1,000,000.00	17	$16,863,291.14	1.11%	8.835%	75.36%	627	35.39%	94.07%
>= 1,000,000.01	5	$5,481,469.60	0.36%	8.265%	77.90%	691	76.28%	100.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	30	$9,409,195.86	0.62%	5.736%	73.02%	672	98.09%	96.80%
6.000—6.499	167	$57,738,672.67	3.80%	6.238%	72.50%	691	92.72%	50.07%
6.500—6.999	362	$112,638,984.79	7.41%	6.781%	76.80%	665	85.11%	71.42%
7.000—7.499	537	$148,446,442.11	9.77%	7.254%	80.04%	651	81.28%	88.51%
7.500—7.999	957	$256,533,431.67	16.88%	7.739%	79.36%	647	60.06%	85.73%
8.000—8.499	823	$221,300,878.79	14.56%	8.227%	80.70%	643	43.95%	91.99%
8.500—8.999	841	$225,423,188.53	14.83%	8.731%	81.29%	637	33.04%	93.51%
9.000—9.499	586	$145,546,452.23	9.57%	9.218%	81.58%	617	35.82%	93.09%
9.500—9.999	768	$122,689,622.11	8.07%	9.738%	85.55%	617	47.86%	80.30%
10.000—10.499	387	$63,244,398.00	4.16%	10.204%	87.28%	604	51.86%	83.59%
10.500—10.999	416	$59,532,908.76	3.92%	10.714%	86.98%	604	39.35%	76.26%
11.000—11.499	653	$56,670,366.88	3.73%	11.224%	94.66%	631	36.44%	30.77%
11.500—11.999	364	$30,923,122.42	2.03%	11.703%	95.33%	627	11.02%	23.71%
12.000—12.499	67	$6,778,885.56	0.45%	12.236%	96.15%	635	22.73%	28.10%
12.500—12.999	32	$3,105,691.83	0.20%	12.696%	94.07%	626	2.03%	30.84%
13.000—13.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	228	$43,575,556.57	2.87%	9.985%	73.91%	513	72.46%	92.22%
525—549	246	$54,076,164.40	3.56%	9.495%	75.57%	539	75.50%	92.18%
550—574	415	$92,586,943.56	6.09%	9.219%	82.04%	563	74.66%	87.91%
575—599	405	$96,909,347.32	6.38%	8.860%	81.81%	588	69.98%	86.73%
600—624	1,465	$283,649,242.65	18.66%	8.487%	82.55%	613	62.24%	82.60%
625—649	1,744	$359,511,408.12	23.65%	8.552%	82.81%	636	43.86%	81.96%
650—674	1,071	$244,634,175.37	16.09%	8.309%	82.21%	661	45.35%	79.95%
675—699	640	$148,936,966.93	9.80%	8.231%	81.83%	686	41.67%	77.89%
>= 700	778	$196,212,224.48	12.91%	7.999%	81.36%	734	41.42%	75.52%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	125	$22,272,761.28	1.47%	7.962%	41.75%	625	63.66%	61.52%
50.00—54.99	59	$15,262,762.50	1.00%	7.541%	52.07%	630	63.50%	62.02%
55.00—59.99	75	$17,931,822.10	1.18%	7.797%	57.32%	624	65.95%	59.19%
60.00—64.99	113	$24,896,695.23	1.64%	7.473%	62.46%	633	78.98%	58.36%
65.00—69.99	126	$31,567,724.01	2.08%	7.924%	67.44%	615	61.65%	73.96%
70.00—74.99	235	$63,507,149.00	4.18%	8.228%	72.01%	607	63.51%	76.91%
75.00—79.99	364	$96,900,093.79	6.37%	8.159%	77.20%	620	63.27%	81.00%
80.00—80.00	2,745	$744,240,927.05	48.96%	8.136%	80.00%	650	44.30%	92.07%
80.01—84.99	93	$21,812,432.60	1.43%	8.440%	83.46%	619	72.54%	79.10%
85.00—89.99	389	$99,354,296.69	6.54%	8.791%	86.16%	620	58.66%	88.23%
90.00—94.99	1,009	$212,926,671.70	14.01%	9.122%	90.27%	635	55.61%	89.97%
95.00—99.99	296	$60,758,208.08	4.00%	9.136%	95.17%	625	75.28%	75.41%
100.00	1,363	$108,660,485.37	7.15%	10.848%	100.00%	652	49.18%	16.25%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	122	$21,851,475.56	1.44%	7.991%	41.72%	624	63.31%	61.33%
50.00—54.99	58	$14,983,923.02	0.99%	7.518%	52.09%	632	62.82%	61.31%
55.00—59.99	75	$17,931,822.10	1.18%	7.797%	57.32%	624	65.95%	59.19%
60.00—64.99	112	$24,503,664.05	1.61%	7.459%	62.11%	633	79.86%	57.69%
65.00—69.99	126	$31,973,148.34	2.10%	7.910%	67.36%	615	62.64%	74.29%
70.00—74.99	228	$61,561,588.31	4.05%	8.243%	72.02%	606	62.36%	76.69%
75.00—79.99	326	$84,950,735.80	5.59%	8.190%	76.93%	616	64.79%	80.07%
80.00—80.00	559	$135,019,399.81	8.88%	8.587%	80.00%	613	53.41%	80.68%
80.01—84.99	93	$21,812,432.60	1.43%	8.440%	83.46%	619	72.54%	79.10%
85.00—89.99	387	$99,580,215.88	6.55%	8.756%	86.01%	620	59.90%	88.17%
90.00—94.99	1,029	$222,520,223.55	14.64%	9.031%	89.56%	637	55.08%	89.36%
95.00—99.99	421	$97,153,658.36	6.39%	8.725%	89.31%	634	67.58%	80.64%
100.00	3,456	$686,249,742.02	45.15%	8.498%	83.24%	657	42.83%	82.58%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	24	$2,149,399.47	0.14%	8.304%	74.86%	657	78.40%	0.00%
240	4	$1,029,603.96	0.07%	6.438%	64.06%	650	100.00%	0.00%
360	6,432	$1,371,628,157.51	90.23%	8.546%	81.84%	638	53.12%	81.02%
480	532	$145,284,868.46	9.56%	8.422%	81.25%	648	45.80%	91.44%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	24	$2,149,399.47	0.14%	8.304%	74.86%	657	78.40%	0.00%
181—240	4	$1,029,603.96	0.07%	6.438%	64.06%	650	100.00%	0.00%
301—360	6,432	$1,371,628,157.51	90.23%	8.546%	81.84%	638	53.12%	81.02%
>= 361	532	$145,284,868.46	9.56%	8.422%	81.25%	648	45.80%	91.44%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	414	$83,143,225.93	5.47%	8.608%	81.92%	653	71.57%	78.94%
20.01—25.00	327	$57,017,985.76	3.75%	8.466%	80.34%	647	56.76%	77.29%
25.01—30.00	532	$95,272,728.62	6.27%	8.448%	80.91%	644	55.90%	77.46%
30.01—35.00	831	$159,753,612.97	10.51%	8.507%	81.62%	644	50.55%	81.22%
35.01—40.00	1,261	$271,278,057.36	17.85%	8.534%	81.84%	640	47.39%	81.28%
40.01—45.00	1,678	$389,284,057.23	25.61%	8.561%	82.20%	644	44.12%	82.34%
45.01—50.00	1,554	$360,511,258.05	23.72%	8.539%	82.39%	633	56.18%	84.16%
50.01—55.00	380	$99,590,264.94	6.55%	8.514%	79.42%	607	66.37%	83.86%
55.01—60.00	13	$3,944,242.66	0.26%	7.973%	79.53%	633	68.58%	67.83%
>= 60.01	2	$296,595.88	0.02%	8.147%	61.17%	627	100.00%	100.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	1,511	$288,773,608.28	19.00%	9.089%	80.76%	611	52.45%	100.00%
ARM—2 Yr/6 Mth 40 Yr	314	$87,836,307.54	5.78%	8.495%	81.73%	649	36.74%	100.00%
ARM—2 Yr/6 Mth IO	175	$61,988,988.00	4.08%	7.829%	81.04%	667	63.05%	100.00%
ARM—3 Yr/6 Mth	296	$61,447,574.75	4.04%	8.789%	81.33%	620	52.39%	100.00%
ARM—3 Yr/6 Mth 40 Yr	63	$17,482,850.48	1.15%	8.552%	82.37%	639	58.65%	100.00%
ARM—3 Yr/6 Mth IO	17	$5,739,153.99	0.38%	7.312%	77.19%	665	48.98%	100.00%
ARM—5 Yr/6 Mth	452	$90,745,664.69	5.97%	8.623%	79.83%	619	63.14%	100.00%
ARM—5 Yr/6 Mth 40 Yr	103	$27,533,426.44	1.81%	8.403%	82.65%	643	54.31%	100.00%
ARM—5 Yr/6 Mth IO	87	$27,796,643.75	1.83%	7.448%	79.18%	682	72.44%	100.00%
Balloon—2 Yr/6 Mnth	1,220	$417,486,501.73	27.46%	8.272%	81.71%	644	38.17%	100.00%
Balloon—3 Yr/6 Mnth	182	$53,927,773.32	3.55%	8.087%	82.83%	637	54.46%	100.00%
Balloon—30 Year	105	$29,379,781.03	1.93%	7.433%	78.90%	661	80.60%	0.00%
Balloon—5 Yr/6 Mnth	322	$103,404,977.77	6.80%	7.772%	79.78%	650	61.49%	100.00%
Fixed—15 Year	24	$2,149,399.47	0.14%	8.304%	74.86%	657	78.40%	0.00%
Fixed—20 Year	4	$1,029,603.96	0.07%	6.438%	64.06%	650	100.00%	0.00%
Fixed—30 Year	2,065	$230,937,490.20	15.19%	9.219%	86.04%	651	64.80%	0.00%
Fixed—40 Year	52	$12,432,284.00	0.82%	7.769%	73.13%	663	72.89%	0.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	279	$95,524,785.74	6.28%	7.687%	80.27%	671	64.94%	100.00%
Not Interest Only	6,713	$1,424,567,243.66	93.72%	8.589%	81.86%	637	51.65%	80.63%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	6,713	$1,424,567,243.66	93.72%	8.589%	81.86%	637	51.65%	80.63%
24	175	$61,988,988.00	4.08%	7.829%	81.04%	667	63.05%	100.00%
36	17	$5,739,153.99	0.38%	7.312%	77.19%	665	48.98%	100.00%
60	87	$27,796,643.75	1.83%	7.448%	79.18%	682	72.44%	100.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	1,910	$382,378,027.54	25.15%	9.216%	83.17%	634	48.12%	83.97%
12	347	$101,125,763.85	6.65%	8.756%	81.84%	642	43.89%	92.69%
24	2,513	$538,461,099.31	35.42%	8.596%	82.30%	638	46.60%	91.66%
36	2,222	$498,127,138.70	32.77%	7.895%	80.08%	643	63.95%	67.41%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	5,660	$1,425,092,014.01	93.75%	8.360%	80.56%	637	53.29%	87.30%
Second Lien	1,332	$95,000,015.39	6.25%	11.116%	99.71%	658	40.40%	0.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	3,935	$797,857,015.89	52.49%	8.122%	81.56%	628	100.00%	76.80%
Limited	369	$82,971,440.24	5.46%	8.450%	81.98%	631	0.00%	86.66%
Stated	2,688	$639,263,573.27	42.05%	9.056%	81.98%	653	0.00%	87.53%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	2,595	$638,561,722.65	42.01%	8.465%	79.22%	619	61.22%	80.23%
Purchase	3,816	$751,953,777.66	49.47%	8.616%	83.83%	655	42.94%	85.06%
Rate/Term Refi	581	$129,576,529.09	8.52%	8.382%	82.22%	640	64.86%	71.17%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Multi Family	374	$110,048,556.70	7.24%	8.660%	80.89%	652	38.16%	86.33%
Condominium	654	$130,280,318.23	8.57%	8.491%	82.93%	648	53.80%	85.51%
Planned Unit Development	868	$203,916,200.10	13.41%	8.294%	81.86%	641	61.18%	79.83%
Single Family	5,075	$1,073,100,293.64	70.59%	8.570%	81.69%	636	52.07%	81.35%
Townhouse	21	$2,746,660.73	0.18%	8.577%	81.17%	632	81.27%	72.36%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	756	$129,823,982.93	8.54%	9.512%	84.52%	665	34.84%	91.60%
Owner-Occupied	6,140	$1,363,102,414.91	89.67%	8.437%	81.49%	636	54.34%	80.84%
Second Home	96	$27,165,631.56	1.79%	8.662%	82.18%	638	44.11%	85.61%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	4,742	$1,244,163,470.74	81.85%	8.441%	81.14%	636	49.25%	100.00%
Fixed Rate Mortgage	2,250	$275,928,558.66	18.15%	8.946%	84.53%	653	67.09%	0.00%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	4,286	$1,138,297,596.69	91.49%	8.350%	81.60%	643	47.29%	100.00%
5.000—5.999	277	$66,836,505.13	5.37%	9.298%	80.02%	572	71.57%	100.00%
6.000—6.999	178	$38,882,451.33	3.13%	9.621%	69.73%	548	68.18%	100.00%
>= 7.000	1	$146,917.59	0.01%	8.875%	79.46%	541	100.00%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	29	$9,108,309.23	0.73%	5.730%	73.71%	669	98.02%	100.00%
6.000—6.499	87	$28,908,441.33	2.32%	6.282%	77.05%	674	86.47%	100.00%
6.500—6.999	251	$80,447,565.86	6.47%	6.787%	78.60%	663	81.56%	100.00%
7.000—7.499	448	$131,389,808.76	10.56%	7.257%	80.51%	650	80.27%	100.00%
7.500—7.999	785	$219,926,983.28	17.68%	7.742%	79.63%	648	56.65%	100.00%
8.000—8.499	716	$203,823,784.55	16.38%	8.229%	80.62%	645	41.27%	100.00%
8.500—8.999	746	$210,837,537.84	16.95%	8.733%	81.44%	637	30.95%	100.00%
9.000—9.499	512	$135,193,621.24	10.87%	9.216%	81.59%	617	34.37%	100.00%
9.500—9.999	445	$98,518,633.50	7.92%	9.728%	83.91%	610	42.35%	100.00%
10.000—10.499	269	$52,865,852.71	4.25%	10.202%	86.05%	600	45.46%	100.00%
10.500—10.999	243	$45,402,454.08	3.65%	10.702%	84.43%	591	33.84%	100.00%
11.000—11.499	113	$17,437,402.50	1.40%	11.193%	84.87%	589	25.43%	100.00%
11.500—11.999	65	$7,330,992.19	0.59%	11.715%	84.42%	588	18.15%	100.00%
12.000—12.499	19	$1,904,596.60	0.15%	12.246%	89.25%	578	18.81%	100.00%
12.500—12.999	12	$957,699.88	0.08%	12.706%	84.78%	604	6.60%	100.00%
13.000—13.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	29	$9,108,309.23	0.73%	5.730%	73.71%	669	98.02%	100.00%
12.000—12.499	87	$28,908,441.33	2.32%	6.282%	77.05%	674	86.47%	100.00%
12.500—12.999	251	$80,447,565.86	6.47%	6.787%	78.60%	663	81.56%	100.00%
13.000—13.499	448	$131,389,808.76	10.56%	7.257%	80.51%	650	80.27%	100.00%
13.500—13.999	785	$219,926,983.28	17.68%	7.742%	79.63%	648	56.65%	100.00%
14.000—14.499	716	$203,823,784.55	16.38%	8.229%	80.62%	645	41.27%	100.00%
14.500—14.999	746	$210,837,537.84	16.95%	8.733%	81.44%	637	30.95%	100.00%
15.000—15.499	512	$135,193,621.24	10.87%	9.216%	81.59%	617	34.37%	100.00%
15.500—15.999	445	$98,518,633.50	7.92%	9.728%	83.91%	610	42.35%	100.00%
16.000—16.499	269	$52,865,852.71	4.25%	10.202%	86.05%	600	45.46%	100.00%
16.500—16.999	243	$45,402,454.08	3.65%	10.702%	84.43%	591	33.84%	100.00%
17.000—17.499	113	$17,437,402.50	1.40%	11.193%	84.87%	589	25.43%	100.00%
17.500—17.999	65	$7,330,992.19	0.59%	11.715%	84.42%	588	18.15%	100.00%
18.000—18.499	19	$1,904,596.60	0.15%	12.246%	89.25%	578	18.81%	100.00%
18.500—18.999	12	$957,699.88	0.08%	12.706%	84.78%	604	6.60%	100.00%
19.000—19.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	178	$62,450,022.84	5.02%	7.845%	81.05%	666	62.78%	100.00%
2.000	3,043	$793,833,152.13	63.80%	8.594%	81.37%	632	43.20%	100.00%
3.000	1,521	$387,880,295.77	31.18%	8.225%	80.70%	638	59.45%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
3/1/2008	2	$440,939.08	0.04%	7.564%	65.66%	682	33.74%	100.00%
4/1/2008	1	$182,758.86	0.01%	10.150%	90.00%	672	0.00%	100.00%
5/1/2008	5	$681,696.27	0.05%	8.542%	84.72%	617	84.70%	100.00%
6/1/2008	10	$1,508,686.81	0.12%	9.449%	80.40%	618	20.38%	100.00%
7/1/2008	36	$8,533,905.50	0.69%	8.494%	81.69%	643	46.79%	100.00%
8/1/2008	338	$88,176,767.64	7.09%	8.457%	80.19%	635	47.27%	100.00%
9/1/2008	2,089	$572,393,211.39	46.01%	8.542%	81.43%	635	42.74%	100.00%
10/1/2008	739	$184,167,440.00	14.80%	8.563%	81.64%	634	49.29%	100.00%
5/1/2009	1	$61,811.46	0.00%	8.350%	80.00%	660	0.00%	100.00%
7/1/2009	2	$301,163.22	0.02%	9.630%	80.00%	566	0.00%	100.00%
8/1/2009	31	$9,780,561.37	0.79%	8.147%	80.78%	618	62.94%	100.00%
9/1/2009	313	$77,378,889.49	6.22%	8.353%	81.42%	630	57.25%	100.00%
10/1/2009	211	$51,074,927.00	4.11%	8.579%	82.79%	635	47.32%	100.00%
5/1/2011	1	$189,343.19	0.02%	9.200%	80.00%	653	0.00%	100.00%
6/1/2011	2	$630,488.31	0.05%	8.271%	76.26%	582	100.00%	100.00%
7/1/2011	18	$4,416,970.87	0.36%	8.330%	79.97%	599	77.25%	100.00%
8/1/2011	132	$32,523,389.27	2.61%	7.959%	79.12%	648	62.35%	100.00%
9/1/2011	658	$173,003,770.01	13.91%	8.148%	80.22%	642	62.12%	100.00%
10/1/2011	153	$38,716,751.00	3.11%	8.068%	80.13%	638	62.48%	100.00%
Total	4,742	$1,244,163,470.74	100.00%	8.441%	81.14%	636	49.25%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	62	$6,573,328.97	0.43%	9.623%	83.72%	616	57.89%	77.86%
Alaska	27	$4,907,015.38	0.32%	8.461%	84.49%	626	89.05%	87.75%
Arizona	147	$27,950,392.89	1.84%	8.600%	83.25%	631	50.25%	90.23%
Arkansas	5	$814,716.89	0.05%	9.657%	94.15%	618	55.60%	82.75%
California	2,034	$610,056,416.53	40.13%	8.336%	81.00%	647	43.68%	83.81%
Colorado	159	$27,785,748.32	1.83%	8.372%	83.72%	637	77.51%	76.77%
Connecticut	43	$10,008,701.86	0.66%	8.812%	83.80%	634	71.58%	76.54%
Delaware	1	$438,210.16	0.03%	10.100%	80.00%	557	0.00%	100.00%
District of Columbia	32	$8,331,232.55	0.55%	8.318%	81.46%	646	45.98%	84.62%
Florida	734	$149,347,061.07	9.82%	8.549%	80.74%	635	46.77%	81.94%
Georgia	146	$21,508,248.79	1.41%	9.223%	84.86%	625	59.08%	83.65%
Hawaii	22	$7,687,287.59	0.51%	7.490%	75.36%	670	76.59%	42.57%
Idaho	22	$3,363,627.90	0.22%	8.936%	80.65%	633	58.32%	95.80%
Illinois	314	$68,748,555.15	4.52%	9.087%	83.45%	641	44.35%	86.73%
Indiana	88	$8,291,404.76	0.55%	8.940%	84.42%	643	67.04%	73.53%
Iowa	13	$1,298,488.38	0.09%	8.690%	83.21%	626	100.00%	79.50%
Kansas	12	$1,031,133.22	0.07%	9.059%	84.39%	648	42.01%	100.00%
Kentucky	20	$1,808,250.72	0.12%	9.523%	86.36%	641	86.07%	80.23%
Louisiana	13	$1,680,270.71	0.11%	8.846%	81.04%	624	52.85%	65.42%
Maine	16	$2,542,461.48	0.17%	9.015%	84.34%	616	52.31%	81.45%
Maryland	328	$80,864,359.22	5.32%	8.172%	82.52%	638	56.37%	75.61%
Massachusetts	103	$25,042,112.11	1.65%	9.228%	79.74%	614	62.83%	82.72%
Michigan	215	$24,858,869.48	1.64%	9.386%	85.76%	630	57.07%	81.29%
Minnesota	55	$8,737,381.53	0.57%	8.537%	83.38%	646	75.03%	83.34%
Missouri	84	$9,838,633.12	0.65%	9.195%	84.70%	611	66.32%	83.34%
Montana	5	$794,019.53	0.05%	9.432%	80.75%	566	59.24%	100.00%
Nebraska	50	$4,697,343.19	0.31%	9.106%	87.94%	627	79.71%	88.34%
Nevada	31	$7,445,464.84	0.49%	8.634%	79.88%	624	62.75%	87.18%
New Hampshire	22	$4,526,806.93	0.30%	8.212%	79.36%	647	83.05%	74.86%
New Jersey	211	$54,180,987.31	3.56%	8.918%	80.47%	630	46.21%	88.49%
New Mexico	25	$4,437,705.09	0.29%	8.851%	82.85%	642	65.06%	80.79%
New York	172	$55,978,953.95	3.68%	8.237%	79.50%	640	51.32%	78.64%
North Carolina	84	$12,186,168.99	0.80%	9.163%	85.00%	621	70.94%	87.96%
North Dakota	2	$295,000.00	0.02%	7.182%	76.25%	698	100.00%	54.24%
Ohio	72	$9,219,181.93	0.61%	9.572%	88.32%	616	61.82%	83.05%
Oklahoma	20	$1,743,923.37	0.11%	10.079%	84.12%	611	59.12%	62.51%
Oregon	120	$21,740,988.98	1.43%	8.104%	82.31%	648	80.70%	83.41%
Pennsylvania	139	$20,817,288.93	1.37%	9.158%	82.23%	622	58.12%	75.04%
Rhode Island	24	$5,845,239.79	0.38%	8.591%	81.80%	622	61.99%	76.49%
South Carolina	27	$2,944,249.51	0.19%	9.565%	84.16%	601	79.21%	70.14%
South Dakota	2	$279,840.52	0.02%	6.662%	82.22%	640	35.71%	100.00%
Tennessee	95	$11,778,099.37	0.77%	8.839%	89.54%	619	79.79%	57.33%
Texas	646	$69,916,553.04	4.60%	8.820%	82.39%	630	65.43%	63.45%
Utah	25	$3,306,497.33	0.22%	9.007%	85.27%	631	86.96%	87.89%
Vermont	8	$1,251,089.84	0.08%	7.984%	75.46%	635	42.71%	70.76%
Virginia	128	$33,540,604.66	2.21%	8.488%	81.37%	645	52.09%	83.52%
Washington	303	$68,190,208.40	4.49%	8.247%	82.26%	628	74.03%	89.20%
West Virginia	8	$1,021,353.29	0.07%	8.672%	83.27%	610	79.15%	80.65%
Wisconsin	75	$9,608,309.71	0.63%	8.745%	84.78%	628	72.10%	87.69%
Wyoming	3	$832,242.12	0.05%	8.566%	83.70%	651	86.64%	86.64%
Total	6,992	$1,520,092,029.40	100.00%	8.533%	81.76%	639	52.49%	81.85%

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$522,231,016	$8,977	$749,999
Average Scheduled Principal Balance	$171,504
Number of Mortgage Loans	3,045

Weighted Average Gross Coupon	8.515%	5.500%	12.700%
Weighted Average FICO Score	617	500	797
Weighted Average Original LTV	80.76%	16.29%	100.00%
Weighted Average Combined Original LTV	85.84%	16.29%	100.00%
Weighted Average DTI	41.10%	20.00%	57.50%

Weighted Average Original Term	371 months	180 months	480 months
Weighted Average Stated Remaining Term	371 months	179 months	480 months
Weighted Average Seasoning	1 month	0 months	5 months

Weighted Average Gross Margin	5.177%	4.990%	7.990%
Weighted Average Minimum Interest Rate	8.509%	5.500%	12.700%
Weighted Average Maximum Interest Rate	14.509%	11.500%	18.700%
Weighted Average Initial Rate Cap	2.364%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	34 month	19 months	60 months

Maturity Date		September 1,2021	October 1,2046
Maximum Zip Code Concentration	0.39%	92335

Adj Rate Mortgage	87.14%	Full	65.41%
Fixed Rate Mortgage	12.86%	Limited	4.44%
		Stated	30.15%
ARM—2 Yr/6 Mth	27.23%
ARM—2 Yr/6 Mth 40 Yr	5.21%	Cash-Out Refi	64.60%
ARM—2 Yr/6 Mth IO	1.09%	Purchase	21.24%
ARM—3 Yr/6 Mth	5.44%	Rate/Term Refi	14.16%
ARM—3 Yr/6 Mth 40 Yr	1.58%
ARM—3 Yr/6 Mth IO	0.25%	Multi Family	7.42%
ARM—5 Yr/6 Mth	9.81%	Condominium	7.98%
ARM—5 Yr/6 Mth 40 Yr	2.38%	Planned Unit Development	12.81%
ARM—5 Yr/6 Mth IO	1.08%	Single Family	71.54%
Balloon—2 Yr/6 Mnth	20.68%	Townhouse	0.25%
Balloon—3 Yr/6 Mnth	4.15%
Balloon—30 Year	1.99%	Investor	6.97%
Balloon—5 Yr/6 Mnth	8.25%	Owner-Occupied	91.63%
Fixed—15 Year	0.06%	Second Home	1.40%
Fixed—20 Year	0.08%
Fixed—30 Year	10.24%	First Lien	97.64%
Fixed—40 Year	0.48%	Second Lien	2.36%

Not Interest Only	97.57%	Top 5 Locations:
Interest Only	2.43%	California	22.95%
		Florida	10.91%
Prepay Penalty: N/A	24.66%	Maryland	6.49%
Prepay Penalty: 12 months	5.12%	Texas	6.05%
Prepay Penalty: 24 months	35.53%	Washington	6.03%
Prepay Penalty: 36 months	34.69%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	350	$11,604,774.26	2.22%	10.636%	94.03%	635	71.32%	21.93%
50,000.01—100,000.00	549	$43,003,393.00	8.23%	9.280%	82.65%	614	73.29%	72.81%
100,000.01—150,000.00	607	$75,641,079.79	14.48%	8.666%	79.44%	608	75.54%	84.62%
150,000.01—200,000.00	521	$91,026,983.18	17.43%	8.510%	79.81%	615	67.45%	90.60%
200,000.01—250,000.00	313	$70,400,879.43	13.48%	8.480%	80.24%	615	65.79%	92.00%
250,000.01—300,000.00	303	$83,445,783.13	15.98%	8.263%	80.19%	619	58.02%	90.03%
300,000.01—350,000.00	187	$60,813,067.21	11.64%	8.109%	79.59%	623	58.93%	92.41%
350,000.01—400,000.00	142	$52,865,617.88	10.12%	8.307%	82.42%	622	59.70%	92.28%
400,000.01—450,000.00	47	$19,391,498.41	3.71%	8.233%	82.14%	617	78.68%	89.24%
450,000.01—500,000.00	11	$5,186,994.04	0.99%	8.239%	80.51%	632	44.78%	91.23%
500,000.01—550,000.00	5	$2,632,723.42	0.50%	9.150%	81.87%	611	39.14%	61.43%
550,000.01—600,000.00	5	$2,843,385.20	0.54%	7.827%	78.61%	660	40.11%	100.00%
600,000.01—650,000.00	2	$1,261,938.17	0.24%	7.744%	79.94%	667	0.00%	100.00%
650,000.01—700,000.00	1	$659,040.62	0.13%	6.150%	80.00%	655	100.00%	100.00%
700,000.01—750,000.00	2	$1,453,858.36	0.28%	8.980%	81.06%	610	48.41%	100.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	14	$4,233,501.52	0.81%	5.720%	67.04%	674	100.00%	100.00%
6.000—6.499	56	$15,467,279.56	2.96%	6.271%	74.31%	674	94.25%	69.53%
6.500—6.999	166	$40,213,586.79	7.70%	6.795%	75.48%	652	86.91%	78.03%
7.000—7.499	250	$53,661,920.17	10.28%	7.240%	80.04%	639	89.39%	87.00%
7.500—7.999	453	$87,744,594.70	16.80%	7.739%	78.88%	633	70.99%	87.74%
8.000—8.499	370	$70,922,591.11	13.58%	8.231%	80.42%	624	61.18%	92.37%
8.500—8.999	410	$76,615,933.72	14.67%	8.730%	80.84%	612	54.09%	92.03%
9.000—9.499	286	$49,425,501.45	9.46%	9.223%	82.10%	597	54.79%	93.46%
9.500—9.999	397	$53,532,837.74	10.25%	9.725%	84.36%	590	57.55%	86.79%
10.000—10.499	188	$26,610,826.78	5.10%	10.226%	84.68%	577	60.52%	87.84%
10.500—10.999	176	$23,164,320.73	4.44%	10.688%	84.11%	575	48.13%	88.03%
11.000—11.499	185	$13,102,457.21	2.51%	11.221%	89.51%	597	44.21%	59.62%
11.500—11.999	78	$6,228,996.65	1.19%	11.725%	86.31%	583	22.93%	57.74%
12.000—12.499	13	$1,091,233.62	0.21%	12.253%	85.94%	556	27.18%	89.49%
12.500—12.999	3	$215,434.35	0.04%	12.626%	75.47%	534	29.33%	100.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	189	$32,809,492.69	6.28%	9.879%	73.44%	512	76.21%	94.37%
525—549	187	$32,004,765.46	6.13%	9.495%	76.97%	539	81.42%	95.02%
550—574	289	$53,201,706.85	10.19%	9.120%	80.67%	562	76.64%	91.67%
575—599	262	$50,845,610.08	9.74%	8.744%	80.37%	588	75.60%	92.86%
600—624	708	$111,709,216.42	21.39%	8.415%	82.62%	612	69.06%	86.09%
625—649	682	$110,989,027.06	21.25%	8.275%	81.67%	636	55.15%	85.17%
650—674	353	$62,255,603.36	11.92%	7.971%	81.67%	661	60.01%	85.55%
675—699	186	$32,253,276.16	6.18%	7.909%	81.48%	684	51.45%	76.15%
>= 700	189	$36,162,318.02	6.92%	7.725%	80.75%	729	52.51%	80.75%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	71	$10,313,019.24	1.97%	8.393%	40.96%	594	74.09%	89.65%
50.00—54.99	37	$8,324,233.94	1.59%	7.668%	52.05%	599	65.90%	86.59%
55.00—59.99	44	$8,611,694.89	1.65%	7.964%	57.09%	600	69.95%	73.01%
60.00—64.99	69	$13,611,404.60	2.61%	7.839%	62.67%	609	79.49%	86.16%
65.00—69.99	82	$16,020,506.06	3.07%	8.203%	67.33%	600	55.42%	92.24%
70.00—74.99	147	$30,651,529.45	5.87%	8.420%	71.69%	593	58.16%	86.53%
75.00—79.99	223	$43,750,338.13	8.38%	8.208%	77.03%	601	70.98%	84.94%
80.00—80.00	1,123	$198,420,886.55	37.99%	8.212%	80.00%	629	62.25%	88.61%
80.01—84.99	65	$13,412,114.58	2.57%	8.626%	83.63%	612	63.84%	86.06%
85.00—89.99	224	$47,336,268.79	9.06%	8.818%	85.99%	608	57.66%	94.28%
90.00—94.99	408	$80,211,408.55	15.36%	8.953%	90.35%	619	66.02%	92.37%
95.00—99.99	152	$28,478,458.88	5.45%	9.120%	95.13%	614	78.84%	89.88%
100.00	400	$23,089,152.44	4.42%	10.056%	100.00%	642	82.52%	45.41%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	70	$10,267,948.12	1.97%	8.389%	41.01%	593	73.98%	90.04%
50.00—54.99	36	$8,045,394.46	1.54%	7.631%	52.10%	601	64.72%	86.13%
55.00—59.99	44	$8,611,694.89	1.65%	7.964%	57.09%	600	69.95%	73.01%
60.00—64.99	70	$13,890,244.08	2.66%	7.858%	62.43%	608	79.90%	86.43%
65.00—69.99	80	$15,753,667.41	3.02%	8.199%	67.32%	600	55.68%	92.11%
70.00—74.99	144	$30,130,262.90	5.77%	8.444%	71.65%	592	57.43%	86.91%
75.00—79.99	208	$40,686,608.93	7.79%	8.239%	76.90%	597	70.91%	86.20%
80.00—80.00	344	$66,367,413.61	12.71%	8.765%	80.00%	594	61.71%	87.13%
80.01—84.99	65	$13,412,114.58	2.57%	8.626%	83.63%	612	63.84%	86.06%
85.00—89.99	224	$47,530,023.19	9.10%	8.805%	85.91%	608	57.84%	94.30%
90.00—94.99	426	$85,513,887.04	16.37%	8.850%	89.55%	622	66.22%	90.57%
95.00—99.99	204	$38,420,594.17	7.36%	8.779%	91.00%	622	75.95%	86.81%
100.000	1,130	$143,601,162.72	27.50%	8.308%	83.30%	645	65.40%	83.46%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	5	$335,568.39	0.06%	8.941%	72.11%	611	38.74%	0.00%
240	2	$439,000.00	0.08%	6.421%	78.93%	625	100.00%	0.00%
360	2,804	$471,082,960.34	90.21%	8.530%	80.70%	616	65.45%	86.44%
480	234	$50,373,487.37	9.65%	8.397%	81.47%	626	64.85%	95.05%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	5	$335,568.39	0.06%	8.941%	72.11%	611	38.74%	0.00%
181—240	2	$439,000.00	0.08%	6.421%	78.93%	625	100.00%	0.00%
301—360	2,804	$471,082,960.34	90.21%	8.530%	80.70%	616	65.45%	86.44%
>= 361	234	$50,373,487.37	9.65%	8.397%	81.47%	626	64.85%	95.05%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	6	$717,711.99	0.14%	9.341%	86.92%	574	92.31%	100.00%
20.01—25.00	164	$24,677,629.69	4.73%	8.562%	79.68%	629	60.84%	85.39%
25.01—30.00	278	$40,639,434.46	7.78%	8.689%	80.11%	620	61.54%	83.16%
30.01—35.00	374	$56,540,690.93	10.83%	8.579%	80.58%	618	59.32%	86.81%
35.01—40.00	557	$91,548,686.84	17.53%	8.514%	80.21%	619	61.57%	86.60%
40.01—45.00	708	$123,783,491.89	23.70%	8.535%	81.73%	625	64.45%	87.43%
45.01—50.00	704	$126,878,775.77	24.30%	8.400%	81.41%	616	70.05%	87.48%
50.01—55.00	248	$55,867,448.21	10.70%	8.511%	79.23%	595	73.83%	90.09%
55.01—60.00	6	$1,577,146.32	0.30%	8.629%	77.22%	591	67.55%	100.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	895	$142,193,532.57	27.23%	9.070%	79.51%	590	63.36%	100.00%
ARM—2 Yr/6 Mth 40 Yr	126	$27,215,878.27	5.21%	8.511%	81.42%	627	61.88%	100.00%
ARM—2 Yr/6 Mth IO	23	$5,680,452.00	1.09%	7.489%	80.49%	667	67.59%	100.00%
ARM—3 Yr/6 Mth	179	$28,384,508.43	5.44%	8.716%	80.16%	605	72.67%	100.00%
ARM—3 Yr/6 Mth 40 Yr	38	$8,239,137.85	1.58%	8.274%	83.28%	633	73.21%	100.00%
ARM—3 Yr/6 Mth IO	4	$1,324,750.00	0.25%	7.498%	76.08%	662	38.65%	100.00%
ARM—5 Yr/6 Mth	300	$51,214,779.90	9.81%	8.631%	79.95%	605	72.00%	100.00%
ARM—5 Yr/6 Mth 40 Yr	57	$12,425,062.51	2.38%	8.330%	80.55%	621	58.75%	100.00%
ARM—5 Yr/6 Mth IO	24	$5,662,250.00	1.08%	7.082%	78.43%	676	83.95%	100.00%
Balloon—2 Yr/6 Mnth	454	$107,975,791.35	20.68%	8.234%	82.18%	629	53.57%	100.00%
Balloon—3 Yr/6 Mnth	97	$21,697,074.89	4.15%	8.161%	83.93%	625	64.63%	100.00%
Balloon—30 Year	44	$10,408,095.38	1.99%	7.486%	77.21%	642	75.11%	0.00%
Balloon—5 Yr/6 Mnth	170	$43,071,570.04	8.25%	7.689%	78.53%	641	70.04%	100.00%
Fixed—15 Year	5	$335,568.39	0.06%	8.941%	72.11%	611	38.74%	0.00%
Fixed—20 Year	2	$439,000.00	0.08%	6.421%	78.93%	625	100.00%	0.00%
Fixed—30 Year	614	$53,470,155.78	10.24%	8.811%	83.36%	637	78.16%	0.00%
Fixed—40 Year	13	$2,493,408.74	0.48%	7.895%	80.58%	624	100.00%	0.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	51	$12,667,452.00	2.43%	7.308%	79.11%	671	71.88%	100.00%
Not Interest Only	2,994	$509,563,564.10	97.57%	8.545%	80.81%	616	65.25%	86.82%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	2,994	$509,563,564.10	97.57%	8.545%	80.81%	616	65.25%	86.82%
24	23	$5,680,452.00	1.09%	7.489%	80.49%	667	67.59%	100.00%
36	4	$1,324,750.00	0.25%	7.498%	76.08%	662	38.65%	100.00%
60	24	$5,662,250.00	1.08%	7.082%	78.43%	676	83.95%	100.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	857	$128,769,760.59	24.66%	9.173%	81.93%	613	60.46%	87.32%
12	127	$26,753,106.36	5.12%	8.751%	80.46%	610	61.52%	94.16%
24	1,070	$185,545,642.92	35.53%	8.607%	80.67%	612	62.66%	97.31%
36	991	$181,162,506.23	34.69%	7.919%	80.07%	627	72.31%	75.57%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,710	$509,898,992.34	97.64%	8.459%	80.31%	617	65.43%	89.25%
Second Lien	335	$12,332,023.76	2.36%	10.848%	99.68%	647	64.41%	0.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	2,091	$341,575,676.57	65.41%	8.253%	81.01%	610	100.00%	84.58%
Limited	128	$23,182,260.99	4.44%	8.560%	80.78%	610	0.00%	90.75%
Stated	826	$157,473,078.54	30.15%	9.078%	80.24%	634	0.00%	92.17%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,609	$337,347,660.13	64.60%	8.595%	79.46%	607	62.29%	92.85%
Purchase	1,000	$110,926,690.84	21.24%	8.442%	83.60%	639	70.05%	82.10%
Rate/Term Refi	436	$73,956,665.13	14.16%	8.262%	82.48%	632	72.67%	68.66%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Multi Family	142	$38,745,850.74	7.42%	8.583%	78.72%	635	46.67%	89.43%
Condominium	263	$41,649,488.03	7.98%	8.357%	81.14%	628	66.52%	90.75%
Planned Unit Development	374	$66,903,568.46	12.81%	8.218%	81.81%	625	73.83%	84.09%
Single Family	2,254	$373,606,785.81	71.54%	8.579%	80.76%	613	65.66%	87.10%
Townhouse	12	$1,325,323.06	0.25%	8.662%	77.82%	623	81.00%	73.23%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	219	$36,404,431.28	6.97%	9.386%	81.84%	650	31.89%	90.79%
Owner-Occupied	2,795	$478,541,230.14	91.63%	8.451%	80.63%	615	68.17%	86.79%
Second Home	31	$7,285,354.68	1.40%	8.416%	83.99%	634	51.45%	91.81%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	2,367	$455,084,787.81	87.14%	8.509%	80.55%	615	63.48%	100.00%
Fixed Rate Mortgage	678	$67,146,228.29	12.86%	8.557%	82.21%	637	78.45%	0.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	2,012	$388,045,559.61	85.27%	8.352%	81.44%	624	62.37%	100.00%
5.000—5.999	209	$40,813,981.95	8.97%	9.266%	78.86%	571	69.78%	100.00%
6.000—6.999	145	$26,078,328.66	5.73%	9.668%	69.94%	545	70.03%	100.00%
>= 7.000	1	$146,917.59	0.03%	8.875%	79.46%	541	100.00%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	14	$4,233,501.52	0.93%	5.720%	67.04%	674	100.00%	100.00%
6.000—6.499	41	$10,754,774.54	2.36%	6.304%	75.92%	669	91.73%	100.00%
6.500—6.999	128	$31,377,265.28	6.89%	6.789%	76.07%	651	86.03%	100.00%
7.000—7.499	213	$46,688,192.47	10.26%	7.244%	80.27%	636	89.09%	100.00%
7.500—7.999	386	$76,987,984.10	16.92%	7.739%	78.73%	631	69.99%	100.00%
8.000—8.499	332	$65,511,603.98	14.40%	8.235%	80.44%	624	59.35%	100.00%
8.500—8.999	364	$70,806,832.09	15.56%	8.729%	81.05%	612	53.13%	100.00%
9.000—9.499	257	$45,897,449.21	10.09%	9.222%	82.08%	596	53.44%	100.00%
9.500—9.999	260	$46,459,920.90	10.21%	9.715%	83.75%	585	55.86%	100.00%
10.000—10.499	151	$23,374,420.11	5.14%	10.222%	84.07%	576	56.11%	100.00%
10.500—10.999	126	$20,392,472.27	4.48%	10.687%	82.99%	570	43.33%	100.00%
11.000—11.499	55	$7,811,878.56	1.72%	11.185%	83.64%	573	28.12%	100.00%
11.500—11.999	27	$3,596,533.01	0.79%	11.744%	79.31%	558	23.47%	100.00%
12.000—12.499	10	$976,525.42	0.21%	12.266%	84.51%	546	30.37%	100.00%
12.500—12.999	3	$215,434.35	0.05%	12.626%	75.47%	534	29.33%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	14	$4,233,501.52	0.93%	5.720%	67.04%	674	100.00%	100.00%
12.000—12.499	41	$10,754,774.54	2.36%	6.304%	75.92%	669	91.73%	100.00%
12.500—12.999	128	$31,377,265.28	6.89%	6.789%	76.07%	651	86.03%	100.00%
13.000—13.499	213	$46,688,192.47	10.26%	7.244%	80.27%	636	89.09%	100.00%
13.500—13.999	386	$76,987,984.10	16.92%	7.739%	78.73%	631	69.99%	100.00%
14.000—14.499	332	$65,511,603.98	14.40%	8.235%	80.44%	624	59.35%	100.00%
14.500—14.999	364	$70,806,832.09	15.56%	8.729%	81.05%	612	53.13%	100.00%
15.000—15.499	257	$45,897,449.21	10.09%	9.222%	82.08%	596	53.44%	100.00%
15.500—15.999	260	$46,459,920.90	10.21%	9.715%	83.75%	585	55.86%	100.00%
16.000—16.499	151	$23,374,420.11	5.14%	10.222%	84.07%	576	56.11%	100.00%
16.500—16.999	126	$20,392,472.27	4.48%	10.687%	82.99%	570	43.33%	100.00%
17.000—17.499	55	$7,811,878.56	1.72%	11.185%	83.64%	573	28.12%	100.00%
17.500—17.999	27	$3,596,533.01	0.79%	11.744%	79.31%	558	23.47%	100.00%
18.000—18.499	10	$976,525.42	0.21%	12.266%	84.51%	546	30.37%	100.00%
18.500—18.999	3	$215,434.35	0.05%	12.626%	75.47%	534	29.33%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	25	$6,018,387.33	1.32%	7.618%	80.67%	665	63.79%	100.00%
2.000	1,474	$277,245,036.28	60.92%	8.690%	80.74%	609	59.43%	100.00%
3.000	868	$171,821,364.20	37.76%	8.249%	80.24%	622	70.01%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5/1/2008	3	$352,458.57	0.08%	8.458%	86.84%	603	70.41%	100.00%
6/1/2008	6	$720,652.80	0.16%	10.594%	80.22%	545	42.67%	100.00%
7/1/2008	16	$2,406,090.61	0.53%	8.948%	82.77%	600	66.40%	100.00%
8/1/2008	149	$27,191,306.74	5.97%	8.663%	78.30%	605	65.73%	100.00%
9/1/2008	956	$182,331,290.47	40.07%	8.636%	80.93%	609	58.56%	100.00%
10/1/2008	368	$70,063,855.00	15.40%	8.717%	81.07%	615	59.68%	100.00%
5/1/2009	1	$61,811.46	0.01%	8.350%	80.00%	660	0.00%	100.00%
7/1/2009	2	$301,163.22	0.07%	9.630%	80.00%	566	0.00%	100.00%
8/1/2009	13	$3,147,703.69	0.69%	8.563%	83.04%	614	56.82%	100.00%
9/1/2009	175	$33,275,537.80	7.31%	8.392%	81.42%	612	72.46%	100.00%
10/1/2009	127	$22,859,255.00	5.02%	8.440%	82.39%	627	66.91%	100.00%
5/1/2011	1	$189,343.19	0.04%	9.200%	80.00%	653	0.00%	100.00%
6/1/2011	2	$630,488.31	0.14%	8.271%	76.26%	582	100.00%	100.00%
7/1/2011	6	$1,825,077.81	0.40%	8.027%	81.74%	600	79.01%	100.00%
8/1/2011	74	$14,962,417.27	3.29%	8.208%	78.93%	625	66.46%	100.00%
9/1/2011	373	$74,927,365.87	16.46%	8.177%	79.27%	624	69.40%	100.00%
10/1/2011	95	$19,838,970.00	4.36%	8.050%	80.10%	628	76.02%	100.00%
Total	2,367	$455,084,787.81	100.00%	8.509%	80.55%	615	63.48%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	32	$3,124,223.86	0.60%	9.596%	83.85%	595	75.78%	80.60%
Alaska	21	$4,110,957.46	0.79%	8.294%	83.98%	627	88.63%	94.99%
Arizona	88	$14,932,285.04	2.86%	8.505%	82.96%	616	59.55%	92.36%
Arkansas	3	$406,725.47	0.08%	9.601%	90.00%	616	11.06%	100.00%
California	449	$119,844,779.06	22.95%	8.184%	77.14%	621	53.77%	92.20%
Colorado	100	$15,242,397.24	2.92%	8.469%	83.71%	617	79.40%	82.76%
Connecticut	23	$4,485,341.00	0.86%	8.477%	82.85%	609	74.71%	91.31%
District of Columbia	22	$5,270,681.97	1.01%	7.855%	78.27%	634	63.02%	80.42%
Florida	320	$56,953,259.28	10.91%	8.505%	79.50%	610	54.73%	88.48%
Georgia	79	$10,863,832.76	2.08%	9.399%	84.72%	588	72.17%	91.34%
Hawaii	5	$1,704,170.61	0.33%	7.668%	74.27%	642	67.73%	76.20%
Idaho	15	$2,211,411.14	0.42%	8.805%	77.32%	628	55.91%	100.00%
Illinois	147	$26,749,676.42	5.12%	8.847%	82.88%	626	59.25%	91.09%
Indiana	35	$3,490,950.46	0.67%	8.473%	83.65%	621	81.23%	82.62%
Iowa	11	$1,230,518.79	0.24%	8.620%	83.31%	622	100.00%	83.89%
Kansas	10	$704,741.41	0.13%	9.422%	83.23%	612	61.47%	100.00%
Kentucky	7	$838,614.87	0.16%	9.946%	88.24%	629	85.52%	83.91%
Louisiana	7	$781,703.05	0.15%	8.964%	81.23%	591	78.02%	53.60%
Maine	10	$1,504,528.07	0.29%	9.166%	84.90%	595	68.57%	88.48%
Maryland	166	$33,868,881.22	6.49%	8.084%	81.00%	628	67.36%	81.57%
Massachusetts	51	$10,025,466.32	1.92%	8.935%	79.53%	608	69.59%	85.78%
Michigan	102	$11,233,021.77	2.15%	9.168%	85.93%	609	73.99%	90.15%
Minnesota	36	$5,619,585.99	1.08%	8.351%	82.68%	628	80.08%	94.00%
Missouri	55	$5,817,827.82	1.11%	9.130%	84.56%	607	76.39%	81.07%
Montana	5	$794,019.53	0.15%	9.432%	80.75%	566	59.24%	100.00%
Nebraska	41	$4,001,995.80	0.77%	9.093%	87.85%	621	84.66%	91.02%
Nevada	15	$3,200,998.89	0.61%	8.490%	80.49%	610	71.01%	87.18%
New Hampshire	14	$2,742,235.16	0.53%	7.744%	77.40%	640	87.17%	89.04%
New Jersey	99	$23,475,701.05	4.50%	8.922%	79.05%	607	54.03%	95.64%
New Mexico	11	$1,585,881.40	0.30%	9.439%	89.02%	616	80.38%	88.92%
New York	61	$16,247,493.00	3.11%	8.210%	75.88%	611	61.82%	82.87%
North Carolina	44	$5,202,303.50	1.00%	9.317%	85.11%	609	85.37%	91.74%
North Dakota	1	$160,000.00	0.03%	7.800%	80.00%	632	100.00%	100.00%
Ohio	36	$4,371,202.07	0.84%	9.200%	87.16%	609	70.41%	89.56%
Oklahoma	10	$791,251.33	0.15%	10.145%	82.55%	592	76.64%	74.77%
Oregon	78	$12,421,980.12	2.38%	8.085%	81.85%	641	78.29%	85.53%
Pennsylvania	77	$9,020,114.26	1.73%	9.305%	83.62%	593	70.51%	83.00%
Rhode Island	15	$3,887,770.51	0.74%	8.539%	82.92%	611	64.24%	85.90%
South Carolina	18	$2,196,552.39	0.42%	9.533%	84.85%	591	85.27%	64.42%
South Dakota	1	$99,931.52	0.02%	7.900%	86.21%	607	100.00%	100.00%
Tennessee	55	$6,815,267.34	1.31%	8.705%	90.84%	611	90.23%	70.02%
Texas	365	$31,588,761.26	6.05%	8.901%	81.78%	617	73.78%	62.97%
Utah	17	$1,962,586.50	0.38%	9.188%	87.00%	622	91.24%	90.38%
Vermont	6	$1,002,230.80	0.19%	7.737%	73.34%	633	53.32%	68.47%
Virginia	55	$10,611,673.40	2.03%	8.453%	81.10%	625	66.70%	88.98%
Washington	165	$31,482,707.71	6.03%	8.100%	82.49%	625	83.37%	91.05%
West Virginia	2	$413,550.00	0.08%	8.762%	85.43%	586	100.00%	100.00%
Wisconsin	59	$6,959,981.83	1.33%	8.763%	84.30%	624	74.64%	88.75%
Wyoming	1	$179,245.65	0.03%	9.350%	85.00%	566	100.00%	100.00%
Total	3,045	$522,231,016.10	100.00%	8.515%	80.76%	617	65.41%	87.14%

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$997,861,013	$9,996	$1,300,000
Average Scheduled Principal Balance	$252,815
Number of Mortgage Loans	3,947

Weighted Average Gross Coupon	8.542%	5.500%	13.200%
Weighted Average FICO Score	650	500	817
Weighted Average Original LTV	82.28%	18.18%	100.00%
Weighted Average Combined Original LTV	91.98%	18.18%	100.00%
Weighted Average DTI	38.62%	0.76%	64.00%

Weighted Average Original Term	371 months	180 months	480 months
Weighted Average Stated Remaining Term	370 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	7 months

Weighted Average Gross Margin	5.050%	4.900%	6.750%
Weighted Average Minimum Interest Rate	8.402%	5.500%	13.200%
Weighted Average Maximum Interest Rate	14.402%	11.500%	19.200%
Weighted Average Initial Rate Cap	2.202%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	31 months	17 months	60 months

Maturity Date		August 1,2021	October 1,2046
Maximum Zip Code Concentration	0.69%	94531

Adj Rate Mortgage	79.08%	Full	45.73%
Fixed Rate Mortgage	20.92%	Limited	5.99%
		Stated	48.28%
ARM—2 Yr/6 Mth	14.69%
ARM—2 Yr/6 Mth 40 Yr	6.08%	Cash-Out Refi	30.19%
ARM—2 Yr/6 Mth IO	5.64%	Purchase	64.24%
ARM—3 Yr/6 Mth	3.31%	Rate/Term Refi	5.57%
ARM—3 Yr/6 Mth 40 Yr	0.93%
ARM—3 Yr/6 Mth IO	0.44%	Multi Family	7.15%
ARM—5 Yr/6 Mth	3.96%	Condominium	8.88%
ARM—5 Yr/6 Mth 40 Yr	1.51%	Planned Unit Development	13.73%
ARM—5 Yr/6 Mth IO	2.22%	Single Family	70.10%
Balloon—2 Yr/6 Mnth	31.02%	Townhouse	0.14%
Balloon—3 Yr/6 Mnth	3.23%
Balloon—30 Year	1.90%	Investor	9.36%
Balloon—5 Yr/6 Mnth	6.05%	Owner-Occupied	88.65%
Fixed—15 Year	0.18%	Second Home	1.99%
Fixed—20 Year	0.06%
Fixed—30 Year	17.78%	First Lien	91.72%
Fixed—40 Year	1.00%	Second Lien	8.28%

Not Interest Only	91.70%	Top 5 Locations:
Interest Only	8.30%	California	49.13%
		Florida	9.26%
Prepay Penalty: N/A	25.42%	Maryland	4.71%
Prepay Penalty: 12 months	7.45%	Illinois	4.21%
Prepay Penalty: 24 months	35.37%	New York	3.98%
Prepay Penalty: 36 months	31.76%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	318	$11,827,733.01	1.19%	10.801%	94.36%	646	55.73%	16.70%
50,000.01—100,000.00	781	$57,857,718.60	5.80%	10.458%	92.86%	650	44.96%	27.03%
100,000.01—150,000.00	574	$71,711,388.67	7.19%	9.808%	88.21%	647	46.22%	40.49%
150,000.01—200,000.00	378	$66,492,180.31	6.66%	8.847%	82.96%	650	50.38%	62.13%
200,000.01—250,000.00	283	$64,066,935.17	6.42%	8.555%	82.12%	652	44.66%	85.11%
250,000.01—300,000.00	303	$83,532,982.34	8.37%	8.002%	79.92%	654	51.99%	78.61%
300,000.01—350,000.00	224	$72,647,881.26	7.28%	8.129%	80.84%	653	43.04%	85.72%
350,000.01—400,000.00	180	$67,309,182.97	6.75%	8.118%	81.28%	656	42.92%	87.13%
400,000.01—450,000.00	198	$84,832,207.34	8.50%	8.238%	81.03%	647	46.08%	88.36%
450,000.01—500,000.00	193	$92,153,203.01	9.24%	8.172%	80.89%	651	41.89%	90.18%
500,000.01—550,000.00	167	$87,492,322.03	8.77%	8.116%	80.88%	645	47.36%	91.59%
550,000.01—600,000.00	103	$59,560,587.99	5.97%	8.289%	82.62%	644	50.48%	91.34%
600,000.01—650,000.00	87	$54,617,771.27	5.47%	8.183%	81.26%	650	44.64%	93.11%
650,000.01—700,000.00	51	$34,375,030.79	3.44%	8.257%	79.78%	649	35.21%	96.09%
700,000.01—750,000.00	39	$28,314,029.51	2.84%	8.178%	79.57%	658	46.12%	94.94%
750,000.01—800,000.00	17	$13,232,250.87	1.33%	8.418%	79.54%	668	41.03%	88.04%
800,000.01—850,000.00	13	$10,898,560.16	1.09%	8.571%	80.41%	633	46.47%	100.00%
850,000.01—900,000.00	6	$5,266,874.83	0.53%	8.749%	78.07%	658	50.19%	82.93%
900,000.01—950,000.00	10	$9,327,412.43	0.93%	8.813%	74.38%	638	30.01%	89.88%
950,000.01—1,000,000.00	17	$16,863,291.14	1.69%	8.835%	75.36%	627	35.39%	94.07%
>= 1,000,000.01	5	$5,481,469.60	0.55%	8.265%	77.90%	691	76.28%	100.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	16	$5,175,694.34	0.52%	5.748%	77.90%	670	96.52%	94.19%
6.000—6.499	111	$42,271,393.11	4.24%	6.226%	71.84%	698	92.17%	42.95%
6.500—6.999	196	$72,425,398.00	7.26%	6.774%	77.54%	672	84.12%	67.75%
7.000—7.499	287	$94,784,521.94	9.50%	7.262%	80.04%	658	76.69%	89.36%
7.500—7.999	504	$168,788,836.97	16.92%	7.738%	79.61%	655	54.38%	84.69%
8.000—8.499	453	$150,378,287.68	15.07%	8.225%	80.83%	653	35.82%	91.80%
8.500—8.999	431	$148,807,254.81	14.91%	8.732%	81.51%	650	22.20%	94.28%
9.000—9.499	300	$96,120,950.78	9.63%	9.216%	81.31%	628	26.06%	92.90%
9.500—9.999	371	$69,156,784.37	6.93%	9.748%	86.47%	639	40.36%	75.28%
10.000—10.499	199	$36,633,571.22	3.67%	10.188%	89.16%	623	45.57%	80.50%
10.500—10.999	240	$36,368,588.03	3.64%	10.731%	88.81%	623	33.76%	68.77%
11.000—11.499	468	$43,567,909.67	4.37%	11.225%	96.21%	642	34.11%	22.09%
11.500—11.999	286	$24,694,125.77	2.47%	11.697%	97.61%	638	8.02%	15.12%
12.000—12.499	54	$5,687,651.94	0.57%	12.233%	98.11%	650	21.88%	16.32%
12.500—12.999	29	$2,890,257.48	0.29%	12.702%	95.46%	633	0.00%	25.68%
13.000—13.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	39	$10,766,063.88	1.08%	10.309%	75.31%	514	61.02%	85.67%
525—549	59	$22,071,398.94	2.21%	9.496%	73.54%	539	66.91%	88.06%
550—574	126	$39,385,236.71	3.95%	9.353%	83.89%	563	72.00%	82.83%
575—599	143	$46,063,737.24	4.62%	8.987%	83.41%	588	63.77%	79.95%
600—624	757	$171,940,026.23	17.23%	8.533%	82.50%	613	57.81%	80.33%
625—649	1,062	$248,522,381.06	24.91%	8.675%	83.31%	637	38.82%	80.52%
650—674	718	$182,378,572.01	18.28%	8.425%	82.40%	661	40.35%	78.04%
675—699	454	$116,683,690.77	11.69%	8.320%	81.93%	686	38.96%	78.37%
>= 700	589	$160,049,906.46	16.04%	8.060%	81.50%	735	38.92%	74.34%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	54	$11,959,742.04	1.20%	7.590%	42.43%	652	54.67%	37.27%
50.00—54.99	22	$6,938,528.56	0.70%	7.387%	52.09%	669	60.63%	32.53%
55.00—59.99	31	$9,320,127.21	0.93%	7.644%	57.53%	647	62.25%	46.42%
60.00—64.99	44	$11,285,290.63	1.13%	7.032%	62.20%	661	78.35%	24.83%
65.00—69.99	44	$15,547,217.95	1.56%	7.637%	67.56%	631	68.07%	55.11%
70.00—74.99	88	$32,855,619.55	3.29%	8.048%	72.32%	619	68.51%	67.94%
75.00—79.99	141	$53,149,755.66	5.33%	8.119%	77.34%	636	56.92%	77.76%
80.00—80.00	1,622	$545,820,040.50	54.70%	8.108%	80.00%	657	37.78%	93.33%
80.01—84.99	28	$8,400,318.02	0.84%	8.143%	83.20%	629	86.45%	67.98%
85.00—89.99	165	$52,018,027.90	5.21%	8.765%	86.32%	630	59.57%	82.73%
90.00—94.99	601	$132,715,263.15	13.30%	9.223%	90.21%	644	49.31%	88.52%
95.00—99.99	144	$32,279,749.20	3.23%	9.150%	95.20%	634	72.14%	62.64%
100.00	963	$85,571,332.93	8.58%	11.061%	100.00%	655	40.18%	8.39%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	52	$11,583,527.44	1.16%	7.637%	42.36%	651	53.85%	35.88%
50.00—54.99	22	$6,938,528.56	0.70%	7.387%	52.09%	669	60.63%	32.53%
55.00—59.99	31	$9,320,127.21	0.93%	7.644%	57.53%	647	62.25%	46.42%
60.00—64.99	42	$10,613,419.97	1.06%	6.937%	61.70%	666	79.81%	20.07%
65.00—69.99	46	$16,219,480.93	1.63%	7.628%	67.39%	629	69.39%	56.97%
70.00—74.99	84	$31,431,325.41	3.15%	8.050%	72.37%	619	67.09%	66.89%
75.00—79.99	118	$44,264,126.87	4.44%	8.145%	76.96%	634	59.17%	74.43%
80.00—80.00	215	$68,651,986.20	6.88%	8.416%	80.00%	632	45.40%	74.44%
80.01—84.99	28	$8,400,318.02	0.84%	8.143%	83.20%	629	86.45%	67.98%
85.00—89.99	163	$52,050,192.69	5.22%	8.711%	86.11%	631	61.78%	82.57%
90.00—94.99	603	$137,006,336.51	13.73%	9.144%	89.56%	646	48.13%	88.60%
95.00—99.99	217	$58,733,064.19	5.89%	8.690%	88.20%	642	62.10%	76.60%
100.00	2,326	$542,648,579.30	54.38%	8.549%	83.22%	659	36.86%	82.34%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	19	$1,813,831.08	0.18%	8.187%	75.37%	666	85.74%	0.00%
240	2	$590,603.96	0.06%	6.451%	53.01%	668	100.00%	0.00%
360	3,628	$900,545,197.17	90.25%	8.555%	82.43%	649	46.67%	78.19%
480	298	$94,911,381.09	9.51%	8.436%	81.13%	659	35.69%	89.53%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	19	$1,813,831.08	0.18%	8.187%	75.37%	666	85.74%	0.00%
181—240	2	$590,603.96	0.06%	6.451%	53.01%	668	100.00%	0.00%
301—360	3,628	$900,545,197.17	90.25%	8.555%	82.43%	649	46.67%	78.19%
>= 361	298	$94,911,381.09	9.51%	8.436%	81.13%	659	35.69%	89.53%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	408	$82,425,513.94	8.26%	8.602%	81.88%	653	71.39%	78.76%
20.01—25.00	163	$32,340,356.07	3.24%	8.392%	80.84%	661	53.65%	71.11%
25.01—30.00	254	$54,633,294.16	5.48%	8.269%	81.51%	661	51.70%	73.22%
30.01—35.00	457	$103,212,922.04	10.34%	8.468%	82.19%	658	45.75%	78.16%
35.01—40.00	704	$179,729,370.52	18.01%	8.545%	82.66%	650	40.17%	78.56%
40.01—45.00	970	$265,500,565.34	26.61%	8.573%	82.41%	653	34.64%	79.96%
45.01—50.00	850	$233,632,482.28	23.41%	8.615%	82.92%	643	48.65%	82.35%
50.01—55.00	132	$43,722,816.73	4.38%	8.517%	79.66%	622	56.84%	75.90%
55.01—60.00	7	$2,367,096.34	0.24%	7.536%	81.08%	661	69.26%	46.40%
>= 60.01	2	$296,595.88	0.03%	8.147%	61.17%	627	100.00%	100.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	616	$146,580,075.71	14.69%	9.108%	81.97%	631	41.86%	100.00%
ARM—2 Yr/6 Mth 40 Yr	188	$60,620,429.27	6.08%	8.488%	81.86%	659	25.45%	100.00%
ARM—2 Yr/6 Mth IO	152	$56,308,536.00	5.64%	7.864%	81.10%	667	62.59%	100.00%
ARM—3 Yr/6 Mth	117	$33,063,066.32	3.31%	8.852%	82.33%	633	34.98%	100.00%
ARM—3 Yr/6 Mth 40 Yr	25	$9,243,712.63	0.93%	8.800%	81.56%	645	45.68%	100.00%
ARM—3 Yr/6 Mth IO	13	$4,414,403.99	0.44%	7.256%	77.52%	666	52.08%	100.00%
ARM—5 Yr/6 Mth	152	$39,530,884.79	3.96%	8.612%	79.68%	636	51.66%	100.00%
ARM—5 Yr/6 Mth 40 Yr	46	$15,108,363.93	1.51%	8.463%	84.38%	660	50.65%	100.00%
ARM—5 Yr/6 Mth IO	63	$22,134,393.75	2.22%	7.541%	79.37%	684	69.50%	100.00%
Balloon—2 Yr/6 Mnth	766	$309,510,710.38	31.02%	8.285%	81.55%	649	32.79%	100.00%
Balloon—3 Yr/6 Mnth	85	$32,230,698.43	3.23%	8.038%	82.09%	645	47.61%	100.00%
Balloon—30 Year	61	$18,971,685.65	1.90%	7.404%	79.83%	671	83.61%	0.00%
Balloon—5 Yr/6 Mnth	152	$60,333,407.73	6.05%	7.832%	80.67%	656	55.40%	100.00%
Fixed—15 Year	19	$1,813,831.08	0.18%	8.187%	75.37%	666	85.74%	0.00%
Fixed—20 Year	2	$590,603.96	0.06%	6.451%	53.01%	668	100.00%	0.00%
Fixed—30 Year	1,451	$177,467,334.42	17.78%	9.341%	86.85%	655	60.78%	0.00%
Fixed—40 Year	39	$9,938,875.26	1.00%	7.738%	71.27%	673	66.09%	0.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	228	$82,857,333.74	8.30%	7.745%	80.44%	671	63.87%	100.00%
Not Interest Only	3,719	$915,003,679.56	91.70%	8.614%	82.44%	648	44.08%	77.18%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	3,719	$915,003,679.56	91.70%	8.614%	82.44%	648	44.08%	77.18%
24	152	$56,308,536.00	5.64%	7.864%	81.10%	667	62.59%	100.00%
36	13	$4,414,403.99	0.44%	7.256%	77.52%	666	52.08%	100.00%
60	63	$22,134,393.75	2.22%	7.541%	79.37%	684	69.50%	100.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0	1,053	$253,608,266.95	25.42%	9.237%	83.80%	645	41.85%	82.26%
12	220	$74,372,657.49	7.45%	8.757%	82.34%	654	37.54%	92.17%
24	1,443	$352,915,456.39	35.37%	8.590%	83.15%	651	38.16%	88.69%
36	1,231	$316,964,632.47	31.76%	7.881%	80.08%	653	59.17%	62.75%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,950	$915,193,021.67	91.72%	8.306%	80.70%	649	46.53%	86.22%
Second Lien	997	$82,667,991.63	8.28%	11.156%	99.71%	660	36.81%	0.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,844	$456,281,339.32	45.73%	8.024%	81.97%	641	100.00%	70.97%
Limited	241	$59,789,179.25	5.99%	8.407%	82.45%	639	0.00%	85.07%
Stated	1,862	$481,790,494.73	48.28%	9.049%	82.55%	660	0.00%	86.01%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	986	$301,214,062.52	30.19%	8.319%	78.96%	633	60.03%	66.10%
Purchase	2,816	$641,027,086.82	64.24%	8.646%	83.87%	658	38.25%	85.57%
Rate/Term Refi	145	$55,619,863.96	5.57%	8.543%	81.89%	651	54.47%	74.50%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Multi Family	232	$71,302,705.96	7.15%	8.702%	82.08%	662	33.54%	84.65%
Condominium	391	$88,630,830.20	8.88%	8.553%	83.77%	658	47.83%	83.05%
Planned Unit Development	494	$137,012,631.64	13.73%	8.331%	81.89%	648	55.00%	77.75%
Single Family	2,821	$699,493,507.83	70.10%	8.565%	82.18%	648	44.81%	78.28%
Townhouse	9	$1,421,337.67	0.14%	8.498%	84.29%	640	81.52%	71.56%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	537	$93,419,551.65	9.36%	9.561%	85.56%	671	35.99%	91.92%
Owner-Occupied	3,345	$884,561,184.77	88.65%	8.429%	81.95%	648	46.85%	77.62%
Second Home	65	$19,880,276.88	1.99%	8.753%	81.52%	640	41.41%	83.34%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	2,375	$789,078,682.93	79.08%	8.402%	81.49%	648	41.04%	100.00%
Fixed Rate Mortgage	1,572	$208,782,330.37	20.92%	9.071%	85.27%	658	63.43%	0.00%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	2,274	$750,252,037.08	95.08%	8.350%	81.68%	652	39.49%	100.00%
5.000—5.999	68	$26,022,523.18	3.30%	9.347%	81.86%	574	74.37%	100.00%
6.000—6.999	33	$12,804,122.67	1.62%	9.524%	69.30%	552	64.40%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	15	$4,874,807.71	0.62%	5.739%	79.50%	664	96.31%	100.00%
6.000—6.499	46	$18,153,666.79	2.30%	6.269%	77.73%	676	83.35%	100.00%
6.500—6.999	123	$49,070,300.58	6.22%	6.786%	80.22%	671	78.70%	100.00%
7.000—7.499	235	$84,701,616.29	10.73%	7.264%	80.65%	658	75.41%	100.00%
7.500—7.999	399	$142,938,999.18	18.11%	7.745%	80.12%	657	49.47%	100.00%
8.000—8.499	384	$138,312,180.57	17.53%	8.226%	80.70%	655	32.71%	100.00%
8.500—8.999	382	$140,030,705.75	17.75%	8.735%	81.65%	650	19.73%	100.00%
9.000—9.499	255	$89,296,172.03	11.32%	9.213%	81.34%	628	24.57%	100.00%
9.500—9.999	185	$52,058,712.60	6.60%	9.739%	84.05%	632	30.30%	100.00%
10.000—10.499	118	$29,491,432.60	3.74%	10.186%	87.62%	619	37.01%	100.00%
10.500—10.999	117	$25,009,981.81	3.17%	10.714%	85.61%	608	26.11%	100.00%
11.000—11.499	58	$9,625,523.94	1.22%	11.199%	85.87%	601	23.24%	100.00%
11.500—11.999	38	$3,734,459.18	0.47%	11.687%	89.33%	617	13.02%	100.00%
12.000—12.499	9	$928,071.18	0.12%	12.224%	94.25%	612	6.65%	100.00%
12.500—12.999	9	$742,265.53	0.09%	12.729%	87.49%	624	0.00%	100.00%
13.000—13.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	15	$4,874,807.71	0.62%	5.739%	79.50%	664	96.31%	100.00%
12.000—12.499	46	$18,153,666.79	2.30%	6.269%	77.73%	676	83.35%	100.00%
12.500—12.999	123	$49,070,300.58	6.22%	6.786%	80.22%	671	78.70%	100.00%
13.000—13.499	235	$84,701,616.29	10.73%	7.264%	80.65%	658	75.41%	100.00%
13.500—13.999	399	$142,938,999.18	18.11%	7.745%	80.12%	657	49.47%	100.00%
14.000—14.499	384	$138,312,180.57	17.53%	8.226%	80.70%	655	32.71%	100.00%
14.500—14.999	382	$140,030,705.75	17.75%	8.735%	81.65%	650	19.73%	100.00%
15.000—15.499	255	$89,296,172.03	11.32%	9.213%	81.34%	628	24.57%	100.00%
15.500—15.999	185	$52,058,712.60	6.60%	9.739%	84.05%	632	30.30%	100.00%
16.000—16.499	118	$29,491,432.60	3.74%	10.186%	87.62%	619	37.01%	100.00%
16.500—16.999	117	$25,009,981.81	3.17%	10.714%	85.61%	608	26.11%	100.00%
17.000—17.499	58	$9,625,523.94	1.22%	11.199%	85.87%	601	23.24%	100.00%
17.500—17.999	38	$3,734,459.18	0.47%	11.687%	89.33%	617	13.02%	100.00%
18.000—18.499	9	$928,071.18	0.12%	12.224%	94.25%	612	6.65%	100.00%
18.500—18.999	9	$742,265.53	0.09%	12.729%	87.49%	624	0.00%	100.00%
19.000—19.499	2	$109,787.19	0.01%	13.200%	90.00%	648	0.00%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	153	$56,431,635.51	7.15%	7.869%	81.09%	666	62.67%	100.00%
2.000	1,569	$516,588,115.85	65.47%	8.542%	81.71%	645	34.49%	100.00%
3.000	653	$216,058,931.57	27.38%	8.205%	81.06%	650	51.06%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
3/1/2008	2	$440,939.08	0.06%	7.564%	65.66%	682	33.74%	100.00%
4/1/2008	1	$182,758.86	0.02%	10.150%	90.00%	672	0.00%	100.00%
5/1/2008	2	$329,237.70	0.04%	8.633%	82.45%	632	100.00%	100.00%
6/1/2008	4	$788,034.01	0.10%	8.402%	80.57%	685	0.00%	100.00%
7/1/2008	20	$6,127,814.89	0.78%	8.316%	81.27%	660	39.09%	100.00%
8/1/2008	189	$60,985,460.90	7.73%	8.366%	81.04%	648	39.04%	100.00%
9/1/2008	1,133	$390,061,920.92	49.43%	8.498%	81.67%	647	35.35%	100.00%
10/1/2008	371	$114,103,585.00	14.46%	8.469%	81.98%	646	42.91%	100.00%
8/1/2009	18	$6,632,857.68	0.84%	7.950%	79.70%	620	65.84%	100.00%
9/1/2009	138	$44,103,351.69	5.59%	8.324%	81.41%	643	45.78%	100.00%
10/1/2009	84	$28,215,672.00	3.58%	8.692%	83.11%	642	31.45%	100.00%
7/1/2011	12	$2,591,893.06	0.33%	8.544%	78.72%	599	76.00%	100.00%
8/1/2011	58	$17,560,972.00	2.23%	7.748%	79.28%	666	58.85%	100.00%
9/1/2011	285	$98,076,404.14	12.43%	8.125%	80.95%	656	56.55%	100.00%
10/1/2011	58	$18,877,781.00	2.39%	8.086%	80.16%	649	48.26%	100.00%
Total	2,375	$789,078,682.93	100.00%	8.402%	81.49%	648	41.04%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	30	$3,449,105.11	0.35%	9.647%	83.60%	634	41.69%	75.38%
Alaska	6	$796,057.92	0.08%	9.322%	87.10%	623	91.21%	50.37%
Arizona	59	$13,018,107.85	1.30%	8.709%	83.57%	648	39.58%	87.78%
Arkansas	2	$407,991.42	0.04%	9.712%	98.28%	619	100.00%	65.55%
California	1,585	$490,211,637.47	49.13%	8.374%	81.95%	654	41.21%	81.76%
Colorado	59	$12,543,351.08	1.26%	8.255%	83.74%	660	75.21%	69.49%
Connecticut	20	$5,523,360.86	0.55%	9.084%	84.56%	653	69.04%	64.55%
Delaware	1	$438,210.16	0.04%	10.100%	80.00%	557	0.00%	100.00%
District of Columbia	10	$3,060,550.58	0.31%	9.114%	86.95%	667	16.63%	91.84%
Florida	414	$92,393,801.79	9.26%	8.577%	81.51%	651	41.87%	77.90%
Georgia	67	$10,644,416.03	1.07%	9.043%	85.00%	663	45.71%	75.80%
Hawaii	17	$5,983,116.98	0.60%	7.439%	75.67%	678	79.11%	32.99%
Idaho	7	$1,152,216.76	0.12%	9.187%	87.03%	643	62.94%	87.75%
Illinois	167	$41,998,878.73	4.21%	9.240%	83.81%	650	34.86%	83.95%
Indiana	53	$4,800,454.30	0.48%	9.280%	84.97%	659	56.73%	66.93%
Iowa	2	$67,969.59	0.01%	9.953%	81.28%	695	100.00%	0.00%
Kansas	2	$326,391.81	0.03%	8.273%	86.89%	727	0.00%	100.00%
Kentucky	13	$969,635.85	0.10%	9.157%	84.74%	652	86.54%	77.05%
Louisiana	6	$898,567.66	0.09%	8.742%	80.87%	653	30.95%	75.70%
Maine	6	$1,037,933.41	0.10%	8.796%	83.53%	648	28.75%	71.26%
Maryland	162	$46,995,478.00	4.71%	8.235%	83.62%	645	48.45%	71.33%
Massachusetts	52	$15,016,645.79	1.50%	9.424%	79.88%	618	58.32%	80.67%
Michigan	113	$13,625,847.71	1.37%	9.566%	85.62%	647	43.11%	73.98%
Minnesota	19	$3,117,795.54	0.31%	8.872%	84.63%	676	65.91%	64.12%
Missouri	29	$4,020,805.30	0.40%	9.288%	84.90%	618	51.76%	86.62%
Nebraska	9	$695,347.39	0.07%	9.184%	88.42%	666	51.20%	72.89%
Nevada	16	$4,244,465.95	0.43%	8.743%	79.42%	635	56.52%	87.18%
New Hampshire	8	$1,784,571.77	0.18%	8.932%	82.37%	659	76.72%	53.08%
New Jersey	112	$30,705,286.26	3.08%	8.915%	81.56%	647	40.24%	83.02%
New Mexico	14	$2,851,823.69	0.29%	8.524%	79.42%	656	56.53%	76.27%
New York	111	$39,731,460.95	3.98%	8.248%	80.98%	652	47.03%	76.91%
North Carolina	40	$6,983,865.49	0.70%	9.048%	84.93%	630	60.19%	85.15%
North Dakota	1	$135,000.00	0.01%	6.450%	71.81%	777	100.00%	0.00%
Ohio	36	$4,847,979.86	0.49%	9.908%	89.36%	621	54.08%	77.19%
Oklahoma	10	$952,672.04	0.10%	10.024%	85.43%	627	44.56%	52.33%
Oregon	42	$9,319,008.86	0.93%	8.129%	82.92%	657	83.93%	80.59%
Pennsylvania	62	$11,797,174.67	1.18%	9.045%	81.16%	645	48.65%	68.96%
Rhode Island	9	$1,957,469.28	0.20%	8.695%	79.56%	644	57.53%	57.78%
South Carolina	9	$747,697.12	0.07%	9.660%	82.14%	629	61.42%	86.96%
South Dakota	1	$179,909.00	0.02%	5.975%	80.00%	659	0.00%	100.00%
Tennessee	40	$4,962,832.03	0.50%	9.023%	87.77%	631	65.45%	39.90%
Texas	281	$38,327,791.78	3.84%	8.753%	82.90%	640	58.55%	63.85%
Utah	8	$1,343,910.83	0.13%	8.743%	82.76%	644	80.71%	84.26%
Vermont	2	$248,859.04	0.02%	8.980%	84.00%	645	0.00%	79.99%
Virginia	73	$22,928,931.26	2.30%	8.505%	81.50%	654	45.32%	81.00%
Washington	138	$36,707,500.69	3.68%	8.373%	82.07%	631	66.02%	87.61%
West Virginia	6	$607,803.29	0.06%	8.611%	81.80%	626	64.96%	67.48%
Wisconsin	16	$2,648,327.88	0.27%	8.697%	86.03%	640	65.42%	84.91%
Wyoming	2	$652,996.47	0.07%	8.351%	83.34%	674	82.98%	82.98%
Total	3,947	$997,861,013.30	100.00%	8.542%	82.28%	650	45.73%	79.08%